UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the
Securities Exchange Act of 1934

July 28, 2004
(Date of earliest event reported)

ROHM AND HAAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	1-3507	23-1028370

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania	19106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(215) 592-3000

Item 12. Results of Operations and Financial Condition
SIGNATURES
Exhibit Index
EARNINGS PRESS RELEASE

Item 12. Results of Operations and Financial Condition.

     On July 28, 2004, Rohm and Haas Company issued an earnings press release reporting the Company’s results of operations for the fiscal quarter ended June 30, 2004. A copy of that release is being furnished to the SEC as an exhibit to this form.

     This earnings press release includes “non-GAAP financial measures.” Specifically, the release refers to:

•	EBITDA

Due to the varying impacts of debt, interest rates, acquisition related amortization and effective tax rates, EBITDA is calculated to facilitate comparisons between Rohm and Haas Company and our competitors on the operating performance of our company. EBITDA is not a measurement recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, this measure may not be consistent with similar measures presented by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

(Registrant)

/s/Jacques M. Croisetiere

Jacques M. Croisetiere
Vice President and Chief Financial Officer

Date: July 28, 2004

Exhibit Index

99.1	Earnings Press Release